Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$86,247,780
Unrealized Gain (Loss) on Market Value of Commodity Futures	40,462,870
Dividend Income	1,243,140
Interest Income	505,455
ETF Transaction Fees	6,650
Total Income (Loss)	$128,465,895

Expenses
General Partner Management Fees	$386,213
Professional Fees	84,855
Brokerage Commissions	39,244
Directors' Fees and Insurance	11,584
Total Expenses	$521,896
Net Income (Loss)	$127,943,999

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 7/1/26	$543,576,722
Additions (550,000 Shares)	28,000,756
Withdrawals (1,750,000 Shares)	(84,259,344)
Net Income (Loss)	127,943,999

Net Asset Value End of Month	$615,262,133
Net Asset Value Per Share (12,250,000 Shares)	$50.23

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596